UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2007

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2007, Kforce Inc. (“Kforce”) and its subsidiaries Kforce Government Solutions, Inc. (“Government Solutions”), and Bradson Corporation (“Bradson,” and together with Kforce and Government Solutions, the “Borrowers”) entered into a First Amendment to the Second Amended and Restated Credit Agreement (the “Amendment”), with a syndicate led by Bank of America, N.A. (the “Administrative Agent”) which amends certain provisions of the Second Amended and Restated Credit Agreement, dated October 2, 2006, (as amended to date, the “Credit Agreement”).

The Amendment affects Sections 7.2, 7.9, 7.10, 7.15 and 7.28 of the Credit Agreement and allows any Borrower to merge or consolidate with any other Borrower provided that (i) a Borrower is the surviving corporation and, in the event of a merger with the parent, that the parent is the surviving entity, (ii) any documents necessary to maintain the priority of the Administrative Agent’s liens are executed, and (iii) no default will arise from the transaction. The Amendment also contains other terms and conditions which reaffirm the Borrowers’ obligations under the Credit Agreement.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which has been attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated July 2, 2007, between Kforce Inc. and its subsidiaries and Bank of America, N.A. and the other lenders thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

July 6, 2007	By:	/s/ Joseph J. Liberatore
Joseph J. Liberatore Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Second Amended and Restated Credit Agreement, dated July 2, 2007, between Kforce Inc. and its subsidiaries and Bank of America, N.A. and the other lenders thereto.